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                                                                 Exhibit 21.1



CORRPRO COMPANIES, INC. (34-1422570)
1)  Bass Software, Inc. (Texas)
    a) Bass-Trigon Software LLC (Colorado)
2)  CCFC, Inc. (Nevada)
3)  CCI Trading, Inc. (Barbados 98-0149127)
4)  Cathodic Protection Services Company (Delaware 52-1519084)
5)  Commonwealth Seager Holdings, Ltd. (Alberta)
    a) Corrpro Canada, Inc. (Alberta, co. no. 206094559) 100%
       1) Alcoke - General Casting (Alberta)
       2) Foley Pipeline Services Ltd. (Alberta)
       3) Commonwealth Pipeline Services, Inc. (Delaware 41-1783292)
       4) Borza Inspections Ltd.
       5) Fusion Alloys Ltd.
6)  CSI Coatings Systems, Inc. (Alberta)
    a) Corrpro Companies Australia Pty Limited (NSW, Austr, No. 082382509)
7)  Corrpro Companies Latin America, Inc. (Delaware)
    a) Corrpro Companies C.A. (Venezuela)
8)  Corrosion and Technical Services (Bahrain)
9)  Corrpro Corrosion Control India Private Limited (India)
10) Corrpro Companies Middle East LLC (United Arab Emirates)
11) Corrpro Companies (UK) Limited (UK)
12) Harco (Corrpro Companies*) Saudi Arabia Engineering (75%)
13) Harco (Corrpro Companies*) Saudi Arabia Manufacturing (75%)
14) Corrtherm, Inc. (Ohio 34-1784863)
15) Goodall Electric, Inc. (Ohio 34-1758000)
16) Harco Europe, Inc. (in liquidation)/Corrpro Companies/Engineering Ltd
17) Harco Pacific Technologies Ptc. Ltd (Singapore)
18) Harcotec de Mexico (Mexico)
19) Ocean City Research Corporation (New Jersey 52-1210791)
20) Rohrback Cosasco Systems, Inc. (California 31-1251491)
    a) Rohrback Cosasco Systems - UK (UK)
21) Wilson Walton Group Ltd.
    a) Basco Limited (England, CN 1636357)
       1) Basco Actel, Inc. (Texas)
    b) Bosford Anode Supply Company Limited (England, CN 1269369)
    c) Activatede Titanium Electrodes Limited (aka ACTEL) (England, CN 3164967)
    d) Wilson Walton Eastern Pte Ltd. (Singapore)
    e) Wilson Walton Overseas Holding Ltd. (UK)
    f) Corrpro Companies Far East Ltd. (Hong Kong)
       1) Wilson Walton Anti Corrosivos Ltd. (Portugal)
       2) Wilson Walton Europe/SA Belgium
    g) Corrpro Companies, Europe Ltd. (UK)
    h) Wilson Walton Ltd (Gulf) (Jersey) 50%
    i) PT Wilson Walton Indonesia (Indonesia)
    j) Corrpro Companies Malaysia Sdn Bnd. (Malaysia)
    k) Wilson Walton Investments Ltd (UK) 99%
       1) Wilson Walton Middle East Ltd (Jersey)